AMENDMENT  dated as of May ____,  2002 (this
                           "Amendment"), to the Receivables Transfer Agreement dated as of December 1, 1998, as amended by the First Amendment dated as of September 10, 1999, the Second Amendment dated as of November 23, 1999, the Third Amendment dated as of February 29, 2000, the Fourth Amendment dated as of October 12, 2001 and the Omnibus Amendment dated as of December 27, 2001 as the same may be further amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement"), by and among IKON Funding-1, LLC, a Delaware limited liability company, as Transferor (the "Transferor"), IOS Capital, LLC, a Delaware limited liability company, as Originator and as Collection Agent (the "Originator" and the "Collection Agent"), Market Street Funding Corporation, as Issuer (the "Issuer"), and PNC Bank, National Association as Agent (the "Agent").


                  WHEREAS, the Originator has requested that the Agent, the Transferor, the Collection Agent and the Issuer consent to an amendment to the Receivables Transfer Agreement in the manner provided in this Amendment; and

                  WHEREAS, the Originator, the Agent, the Transferor, the Collection Agent and the Issuer are willing, on the terms and conditions hereinafter set forth, to consent to such an Amendment.


                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Receivables Transfer Agreement, as amended hereby.

         2. Amendment of the Receivables Transfer Agreement. (a) The definition of "Applicable Percentage" is hereby amended by deleting the text "three" immediately after the text "(a)", and replacing it with the text "Applicable Multiplier".

            (b) The following definitions are to be added to Exhibit I in the appropriate alphabetical order:

                  "Applicable Multiplier" means (a) at any time and for so long as the long-term senior, unsecured, unsubordinated credit rating assigned to Parent by S&P or Moody's is BBB- or Baa3 or higher, respectively, three, (b) at any time and for so long as the long-term senior, unsecured, unsubordinated credit rating assigned to Parent by S&P or Moody's is below BBB- or Baa3 and above BB or Ba, respectively, four and (c) at any time and for so long as the long-term senior, unsecured, unsubordinated credit rating assigned to Parent by S&P or Moody's is BB or Ba or below, respectively, five.

                  "Consolidated Net Worth" shall be determined in accordance with GAAP and shall mean the sum (as reflected in the consolidated balance sheet of Parent and its Consolidated Subsidiaries) of (i) the stated dollar amount of outstanding capital stock plus, (ii) the stated dollar amount of additional paid in capital, if any, plus (iii) the amount of surplus and retained earnings minus, (iv) the cost of treasury shares and the excess of redemption value over the stated value of preferred stock of Parent and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary" means any corporation of which Parent directly or indirectly owns or controls at least a majority of the outstanding stock having general voting power, including without limitation the right, under ordinary circumstances, to vote for the election of a majority of the Board of Directors of such corporation.

                  "Finance Leasing Subsidiary" means the Originator, IKON Capital Inc., a Canadian corporation, IKON Capital, PLC, a British company, IKON Office Solutions Dublin Limited, an Irish company, IKON Leasing GmbH, a German company, and their respective subsidiaries, any successors to such corporations, and such additional subsidiaries whose primary business is the leasing or other financing of products distributed by Parent and its subsidiaries.

                  "Fixed  Charges   Coverage  Ratio"  means  the  ratio  of  (x)
consolidated operating income to (y) interest costs, excluding interests costs of Finance Leasing Subsidiaries.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

                  "SFAS" means the Statement on Financial Accounting Standards issued by the American Institute of Certified Public Accountants from time to time.

         (c) Exhibit V of the Receivables Transfer Agreement is hereby amended by deleting in its entirety the text of clause (k)and replacing it with the following:

              "(k)(i) The total debt of Parent and its Consolidated Subsidiaries is equal to or greater than 60% of the sum of (a) the total debt of Parent and its Consolidated Subsidiaries plus (b) the consolidated minority interest obligations shown on the consolidated balance sheet of Parent and its Consolidated Subsidiaries plus, (c) the Consolidated Net Worth of Parent and its Consolidated Subsidiaries. For purposes of calculating such ratio (x) Finance Leasing Subsidiaries shall be excluded from the definition of "Consolidated Subsidiaries", (y) any adjustments resulting from the application of SFAS 133 shall be excluded from shareholder's equity, and (z) in calculating the Consolidated Net Worth of Parent and its Consolidated Net Worth of Parent and its Consolidated Subsidiaries, non-recurring charges subsequent to June 30, 2001 shall be added back.

              (k)(ii) For any quarter, the Fixed Charges Coverage Ratio of Parent is less than 1.35 to 1.00."

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                            IOS CAPITAL, LLC, as Originator
                                            and as Collection Agent,


                                            by:_____________________________
                                                   Name:
                                                   Title:


                                            IKON FUNDING-1, LLC, as the
                                            Transferor,


                                            by:_____________________________
                                                   Name:
                                                   Title:


                                            PNC BANK, NATIONAL ASSOCIATION,
                                            as Agent,


                                            by:_____________________________
                                                   Name:
                                                   Title:


                                            MARKET STREET FUNDING CORPORATION,
                                            as Issuer,


                                            by:_____________________________
                                                   Name:
                                                   Title: